UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

May 24, 2006 (May 18, 2006)

COVENTRY HEALTH CARE, INC.

(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 581-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 – Entry into a Material Definitive Agreement

At the 2006 Annual Meeting of Shareholders of Coventry Health Care, Inc. (the “Company”) held on May 18, 2006, the Company’s shareholders approved amendments to the 2004 Incentive Plan (the “2004 Plan”). The amendments to the 2004 Plan were approved by the Company’s Board of Directors on February 15, 2006, effective upon shareholder approval on May 18, 2006. The amendments to the 2004 Plan 1) increased the number of shares authorized for issuance; 2) eliminated the previous limit on shares of restricted stock available for awards and provided that awards other than stock options or stock appreciation rights will be counted against the shares available for grant in a 1.75 to 1 ratio; and 3) modified the equity related terms of Section 11, “Awards to Outside Directors.” A copy of the amended and restated agreement is attached to this form 8-K as exhibit 10.1.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

ITEM 9.01 – Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit
10.1	2004 Incentive Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By: /s/ John J. Ruhlmann
John J. Ruhlmann
Vice President and Corporate Controller
Dated: May 24, 2006

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	2004 Incentive Plan